                                                                   EXHIBIT 10.49

November 13, 2000

Stout Partnership
101 Jessup Road
Thorofare, New Jersey 08086

Ladies/Gentlemen:

Please refer to the Subordination Agreement dated as of June 30, 2000 (the "Subordination Agreement") between you and the undersigned. Unless otherwise defined herein, terms used herein have the meanings ascribed to them in the Subordination Agreement. The parties hereby agree that Schedule I to the Subordination Agreement is deleted in its entirety and the following is substituted therefor:

"EXCEPTIONS:
The Borrower may (i) make interest payments on the Stout Note in accordance with the terms thereof, and (ii) with the approval of the Required Banks (as defined in the Credit Agreement), use the Net Cash Proceeds (as defined in the Credit Agreement) from the sale of Clean Earth, Inc. to first, repay in full the Term Loans (as defined in the Credit Agreement), second, repay the Stout Note, and third, repay the other obligations under the Credit Agreement."

This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute an amendment, waiver or consent with respect to any other matter whatsoever. Except as specifically set forth herein, the Subordination Agreement shall remain in full force and effect and is hereby ratified in all respects.

This letter may be executed in counterparts and by the parties hereto on separate counterparts. This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

Please evidence your agreement to the foregoing by signing and returning a counterpart of this letter.

Very truly yours,

U.S. PLASTIC LUMBER CORP.

By:
   --------------------------------------------
Title: John W. Poling, Chief Financial Officer


Accepted and Agreed
as of the date first written above:

STOUT PARTNERSHIP
By:
   ---------------------------------------
Title: Mark S. Alsentzer, Managing Partner